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                            ARTICLES OF INCORPORATION

                         (Under Chapter 1701.01 et seq.)

                               Profit Corporation

         The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:


        FIRST. The name of said corporation shall be Medex International, Inc.

        SECOND. The place in Ohio where its principal office is to be located is

               Hilliard, Franklin            County.
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                         (City, Village or Township)

        THIRD: The purposes for which it is formed are: A. To manufacture, assemble and sell as distributor, wholesaler, retailer or otherwise, and to act as an agent or broker in the sale of, medical, electrical and mechanical components and assemblies, including, without limitation of the foregoing medical, electrical, and mechanical instruments, parts, and equipment for medical, hospital and commercial use.

        B. To engage in any other lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.95, inclusive, of the Ohio Revised Code.
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        FOURTH: The number of shares which the corporation is authorized to have outstanding is (Please state whether shares are common or preferred and their par value, if any.)

                      750 common shares, par value 1(cent)







        FIFTH. The amount of stated capital with which the corporation shall begin business is ____________________FIVE HUNDRED___________________ ($500.00 )
                  (stated capital cannot be less than $500.00)

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        SIXTH. A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; not shall any transaction, contract or act of the corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer or any firm of which such director or officer is a member or any corporation of which such director or officer is shareholder, director or officer, is in any way interested in such transaction, contract or act, provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to all of the directors, or to such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract, transaction or act shall be taken; nor shall any such director or officer be accountable or responsible to the corporation for or in respect of any such transaction, contract or act of the corporation, or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a shareholder, officer or director, is interested in such transaction, contract or act and any such director or officer, if such officer is a director, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect of any such contract, transaction or act, and may be voted thereat to authorize, ratify or approve any such contract, transaction or act, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, officer or director, were not interested in such transaction, contract or act.
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           IN WITNESS WHEREOF, We have hereto subscribed our names, this 18th day of July 1984.




                                            MEDEX INTERNATIONAL, INC.
                                  ---------------------------------------------
                                              (Name of Corporation)

                                  By: /S/ ROBERT E. BOYD, JR., Incorporator
                                      -----------------------
                                            Robert E. Boyd, Jr.

                                  By: /S/ ROBERT E. BOYD, III, Incorporator
                                      -----------------------
                                            Robert E. Boyd, III

                                  By:                            , Incorporator
                                     ---------------------------

                   PRINT OR TYPE INCORPORATOR'S NAMES BENEATH THEIR SIGNATURES.




        Articles will be returned unless accompanied by form designating statutory agent. See 1701.07, Revised Code of Ohio.
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                            CERTIFICATE OF AMENDMENT
                                 BY SHAREHOLDERS
                       TO THE ARTICLES OF INCORPORATION OF

                            Medex International, Inc.
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                              (Name of Corporation)

Craig Haldbillig , who is: |X| Chairman of the Board
                           | | President  | | Vice President  (Check one)

and Robert E. Boyd, Jr. , who is |X| Secretary
                                 | | Assistant Secretary (Check one)

of the above named Ohio corporation for profit with its principal location at:
HILLIARD , does hereby certify that(check the appropriate box and complete the appropriate statements)

|X| a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on October 31, 1984, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power of the corporation.

| | in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

     Resolved: that article one be amended to change the name of the corporation to: Medex Medical, Inc.






IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this __31_ day of October, 1984.

                                  By /s/ Craig Haldbillig
                                     ------------------------------------------
                                        (Chairman, President or Vice President)

                                  By /s/ Robert E. Boyd, Jr.
                                     ------------------------------------------
                                        (Secretary or Assistant Secretary)

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES. TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.
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                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

                               Medex Medical, Inc.
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                              (Name of Corporation)
                                      638029
                   -------------------------------------------
                                (charter number)

        Dominick A. Arena, who is the President
        -----------------             ---------
            (name)                     (title)
of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)
| | a meeting of the shareholders was duly called and held on ________, at which meeting a quorum of the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise ____% of the voting power of the corporation,

|X| in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

           RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered "SECOND" so that, as amended, said Article shall be and read as follows:

           SECOND: The place in Ohio where the principal office of the Corporation is to be located is the City of Dublin, County of Franklin.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed his name on February 22, 2001
                                    -----        ------------------
                                  (his/her)         (date)

                                   Signature:/s/ Dominick A. Arena
                                   --------------------------------------------

                                   Title:              President
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